UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 6, 2013

ML TREND-FOLLOWING FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-28928	13-3887922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 11th Floor
250 Vesey Street
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) ML Trend-Following Futures Fund L.P. (the “Registrant”) has been governed and operated pursuant to its Tenth Amended and Restated Limited Partnership Agreement dated as of April 30, 2012 (the “Limited Partnership Agreement”).  Merrill Lynch Alternative Investments LLC is the sponsor and general partner (the “Sponsor”) of the Registrant.  Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Limited Partnership Agreement.

(1) On November 6, 2013, the Sponsor adopted an amendment to the Limited Partnership Agreement effective as of September 30, 2013 (the “Amendment”).  The Amendment and the Limited Partnership Agreement are being filed as exhibits.

(2)  The Amendment revised the Limited Partnership Agreement to provide that the Sponsor in determining the net assets of the Registrant may depart from generally accepted accounting principles for all purposes other than for financial statement purposes, including without limitation for purposes of subscriptions and redemptions and fee calculations, if the Sponsor determines in its good-faith discretion that this departure is advisable in order to better reflect the true value of any asset or amount of any liability, or to further the fair and equitable treatment of Limited Partners.

Previously this provision provided simply that the net assets of the Registrant will be determined in accordance with generally accepted accounting principles.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.02(i)	Amendment dated as of September 30, 2013 to the Tenth Amended and Restated Limited Partnership Agreement of ML Trend-Following Futures Fund L.P.

3.02(ii)	Tenth Amended and Restated Limited Partnership Agreement of ML Trend-Following Futures Fund L.P. dated as of April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML TREND-FOLLOWING FUTURES FUND L.P.

By:	Merrill Lynch Alternative Investments LLC
Its:	General Partner

By:	/s/ Barbra E. Kocsis
	Name:	Barbra E. Kocsis
	Position:	Chief Financial Officer

Date: November 13, 2013

ML TREND-FOLLOWING FUTURES FUND L.P.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

3.02(i)	Amendment dated as of September 30, 2013 to the Tenth Amended and Restated Limited Partnership Agreement of ML Trend-Following Futures Fund L.P.

3.02(ii)	Tenth Amended and Restated Limited Partnership Agreement of ML Trend-Following Futures Fund L.P. dated as of April 30, 2012.